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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Snyder Communications, Inc. of our report dated May 30, 1997, on the financial statements of Brann Holdings Limited as of and for the three years ended December 31, 1996 which appears on page 3 of the Snyder Communications, Inc. Current Report on Form 8-K dated June 2, 1997, which is incorporated by reference in this Registration Statement on Form S-8.

                                          /s/ Price Waterhouse

Price Waterhouse
Chartered Accountants
 and Registered Auditors
Bristol, England
August 13, 1997